EXHIBIT 23.2


                         AUDITORS  CONSENT


         CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement (Form S-8 No. 33-67474) and related Prospectus pertaining to the Sanderson Farms, Inc. and Affiliates Stock Option Plan of our report dated December 11, 1996, with respect to the consolidated financial statements and schedules of Sanderson Farms, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended October 31, 1996, filed with the Securities and Exchange Commission.


                                   /s/ Ernst & Young LLP
                                   ERNST & YOUNG LLP


Jackson, Mississippi
June 13, 1997